UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): May 21, 2014

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures)

	February '14	March '14	April '14
Process Management	0	+10 to 15	+10 to 15
Industrial Automation	+5 to 10	+5 to 10	+5 to 10
Network Power	0 to +5	+5 to 10	+5 to 10
Climate Technologies	+5 to 10	0 to +5	+5 to 10
Commercial & Residential Solutions	0 to +5	+5	0 to +5
Total Emerson	0 to +5	+5 to 10	+5 to 10

April 2014 Orders Comments

Trailing three-month order trends remained strong, as global capital investment reflected favorable momentum overall despite persisting uncertainty in some markets. Growth continued across all segments, with Process Management strongest. Excluding currency translation, which added 1 percentage point, underlying orders increased 8 percent, consistent with preliminary estimates. Following upper-teens growth in the month of March driven by large, multi-year industrial projects, April order rates moderated as expected, also reflecting a shift in booking days to March from April versus the prior year.

Process Management orders growth continued to exhibit high levels of investment in energy and chemical industries, led by unconventional oil and gas projects in North America. Demand in Europe and Asia was also strong. Latin America reflected slower market conditions and Middle East/Africa was weak. Currency translation added 3 percentage points, primarily due to backlog revaluation.

Industrial Automation orders grew moderately, as gradual recovery of global capital goods markets continued. Growth was led by a double-digit increase in power generating alternators, with the fluid automation and materials joining businesses also strong. Currency translation added 1 percentage point.

Network Power orders strength continued to be driven by data center project activity in Europe and global telecommunications infrastructure investments. The North America and Asia data center businesses grew modestly, led by strong demand for services. Latin America was weak. Currency translation deducted 1 percentage point.

Climate Technologies order trends improved, led by strength in the global refrigeration business and in air conditioning markets in Asia. Growth continued in North America, and Europe remained up despite slower market conditions. The solutions and temperature sensors businesses were strong, while temperature controls was down.

Commercial & Residential Solutions orders grew moderately, reflecting continued momentum in international markets and recovery from weather-related sluggishness in the U.S. Growth was strongest in the wet/dry vacuums, residential storage, and food waste disposers businesses.

Upcoming Investor Events

Today, Emerson President and Chief Operating Officer Ed Monser will present at the Electrical Products Group Conference in Longboat Key, Florida, at 7:30 a.m. ET. The presentation will be posted on Emerson's website at www.emerson.com/financial at the time of the event and remain available for approximately three months.

On Thursday, May 29, 2014, Emerson Chairman and Chief Executive Officer David Farr will present at the Sanford C. Bernstein Strategic Decisions Conference in New York City, at 10:00 a.m. ET.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	May 21, 2014	By:	/s/ John G. Shively
John G. Shively Assistant General Counsel and Assistant Secretary